Exhibit 10.1

Form of Executive Officer Bonus Plan – 2005

Assumptions:

Focus	Operating Income weighted 60%, Revenue weighted 40%

Payment	Quarterly

Opportunity

Total quarterly opportunity is $[target amount].

At plan of 100% of revenue and operating income per quarter the bonus would be $[target amount] which is 54% of the total opportunity.

At plan of 125% of revenue and operating income per quarter the bonus would be $[target amount] which is 100% of the total opportunity.

Quarterly Minimums	Break even, 80% of revenue plan

Board Discretion	This bonus table is for guideline purposes only – actual amounts may vary. In addition, the Board may in its discretion award bonuses on a quarterly or annual basis based on operating performance, corporate events or other circumstances which in the Board’s discretion is warranted.

Executive	[Name]

Quarterly Bonus Potential Table

%Revenue	Operating Income
	Break Even	Above 80%	Above 90%	100%	Above 100%	Above 110%	Above 120%
Under 80%	10%	16%	22%	34%	40%	52%	64%
80%	14%	20%	26%	38%	44%	56%	68%
85%	18%	24%	30%	42%	48%	60%	72%
90%	22%	28%	34%	46%	52%	64%	76%
95%	26%	32%	38%	50%	56%	68%	80%
100%	30%	36%	42%	54%	60%	72%	84%
110	38%	44%	50%	62%	68%	80%	92%
125	46%	52%	58%	70%	76%	88%	100%